UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest

event reported) July 31, 2014

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	000-26076	52-1494660
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Hunt Valley, MD  21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SINCLAIR BROADCAST GROUP, INC.

Item 1.01. Entry into a Material Definitive Agreement.

On July 31, 2014, Sinclair Television Group, Inc. (“STG”), a wholly-owned subsidiary of Sinclair Broadcast Group, Inc. (the “Company”), entered into an amendment and restatement (the “Amendment”) of its credit agreement (as amended, the “Bank Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), the guarantors party thereto (the “Guarantors”) and the lenders party thereto.

Pursuant to the Amendment, STG raised $400.0 million of incremental term loan B commitments.  The incremental term loan matures in July 2021.  The term loans were issued at 99.75% of par and bears interest at LIBOR plus 2.75% with a 0.75% LIBOR floor.  The proceeds, together with the proceeds of STG’s offering of 5.625% notes and cash on hand, were used to finance the acquisition of the Allbritton companies on July 31, 2014.

Additionally, in connection with the Amendment, $327.7 million of term loan A, including $72.5 million of the remaining $108.2 million delayed draw term loan A commitments, were converted into revolving commitments.  We have $361.2 million of committed term loan A, which consists of $325.5 million currently outstanding and $35.7 million under the delayed draw to be borrowed on or before December 31, 2014, and we have $485.2 million in revolving commitments.

We also amended certain terms of the Bank Credit Agreement, including, but not limited to, increased flexibility in dispositions related to requirements of regulatory authorities, an increase in the non-TV/radio acquisition capacity, the elimination of certain maintenance financial covenants, an increase to the first lien indebtedness maintenance test from 3.75 to 1.00 to 4.00 to 1.00, and increased flexibility under certain restrictive covenants.

The Bank Credit Agreement continues to contain certain (i) restrictive covenants, including, but not limited to, restrictions on indebtedness, liens, payments, investments, mergers, consolidations, liquidations and dissolutions, acquisitions, sales and other dispositions of assets, loans and advances and affiliate transactions and (ii) financial maintenance covenants, including a first lien indebtedness ratio.  The Bank Credit Agreement also continues to include affirmative covenants, representations and warranties and events of default, including certain cross-default and cross-acceleration provisions, customary for an agreement of its type.

STG’s obligations under the Bank Credit Agreement remain (i) jointly and severally guaranteed by the Guarantors, which include the Company and certain subsidiaries of the Company and (ii) secured by a first-priority lien on substantially all of the tangible and intangible assets (whether now owned or hereafter arising or acquired) of STG and the subsidiaries of STG and the Company that are Guarantors and, with respect to the Company, the capital stock of certain of its directly owned subsidiaries.

The foregoing summary does not purport to be a complete statement of the terms under the Amendment or the Bank Credit Agreement and the transactions contemplated thereby, and such summary is qualified in its entirety by reference to the Amendment, a copy of which is attached as an exhibit to this filing.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 is included in Item 1.01 above and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1                      Sixth Amended and Restated Credit Agreement, dated as of July 31, 2014, by and among Sinclair Television Group, Inc., the guarantors party thereto, JP Morgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

	By:	/s/ David R. Bochenek
	Name:	David R. Bochenek
	Title:	Senior Vice President / Chief Accounting Officer
Dated: August 6, 2014